This Agreement made the 8th day of September 1999.

BETWEEN:

MONTREAL TRUST COMPANY OF CANADA

(hereinafter the "Assignee")

OF THE FIRST PART

AND:

PACIFIC CORPORATE TRUST COMPANY

(hereinafter called the "Assignor")

OF THE SECOND PART

AND: PACIFIC RODERA VENTURES INC. (formerly Rodera Diamond Corporation), a company duly incorporated under the laws of the Province of British Columbia

(hereinafter called the "Company")

OF THE THIRD PART

WHEREAS pursuant to an Agreement dated the 29th day of August 1997 (the "Escrow Agreement"), the Assignor was appointed as Escrow Agent to hold certain common shares of the Company subject to the direction of the Superintendent of Brokers for British Columbia and/or the Vancouver Stock Exchange;

AND WHEREAS the Assignor has ceased to act as registrar and transfer agent of the Company;

AND WHEREAS the Assignee has been appointed as registrar and transfer agent of the Company;

AND WHEREAS the Company is desirous that the Assignee as registrar and transfer agent for the Company act as Escrow Agent pursuant to the Escrow Agreement.

NOW THEREFORE in consideration of the foregoing and the mutual covenants and agreements hereinafter provided and in consideration of $1.00 now paid by each of the parties hereto to each of the others, the receipt and sufficiency of which is hereby acknowledged, the parties have AGREED AND DO HEREBY AGREE as follows:

1. The Assignor hereby resigns as Escrow Agent pursuant to the Escrow Agreement and hereby assigns its rights, powers and interest under and in the Escrow Agreement to the Assignee.

2. The Assignee hereby agrees to accept the appointment as Escrow Agent and to assume all the responsibilities of the Assignor under the Agreement, a copy of which is attached hereto as Schedule "A", as and from the date hereof, as if it had originally executed the Escrow Agreement as Escrow Agent. The Assignee agrees to retain the shares pursuant to the Escrow Agreement and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation or alienation thereof except with, and as directed by, the written consent, order or direction of the Superintendent or Exchange.

3. The Assignee and the Company do hereby jointly and severally covenant and agree to defend and keep harmless and fully indemnify the Assignor, its successors and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Assignor may at any time, or times, hereafter bear, sustain, suffer or be put unto for or by reason or on account of its assignment hereunder or by reason of any act or default of the Assignee occurring after this assignment and appointment.

4. The Assignor and the Company do hereby jointly and severally covenant and agree to defend and keep harmless and fully indemnify the Assignee, its successors and assigns, from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Assignee may at any time, or times, hereafter bear, sustain, suffer or be put unto for or by reason or on account of any act or default of the Assignor.

5. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their and each of their respective successors and assigns.

6. This Agreement is subject to the written consent of the Superintendent of Brokers and/or the Vancouver Stock Exchange; forthwith upon receipt by the Assignor of the said consent or consents, as applicable, the Assignor agrees to deliver the escrow share certificates which are subject to the Escrow Agreement to the Assignee.

IN WITNESS WHEREOF, the parties hereto have executed these presents as and from the date above written.

The Common Seal of PACIFIC CORPORATE TRUST COMPANY was hereto affixed in the presence of:

/s/ "MARC CASTONGUAY"

C/S

/s/ "NORM HAMADE"

The Common Seal of MONTREAL TRUST COMPANY OF CANADA was hereto affixed in the presence of:

/s/ "Kim Wong"

C/S

/s/ "June Glover"

The Common Seal of PACIFIC RODERA VENTURES INC. (formerly Rodera Diamond Corporation) was hereto affixed in the presence of:

/s/ "Harry Chew"

C/S

ESCROW AGREEMENT

THIS AGREEMENT is made and dated for reference as of the 29th day of August, 1997.

BETWEEN:

PACIFIC CORPORATE TRUST COMPANY

(hereinafter called the "Escrow Agent");

AND:

RODERA DIAMOND CORP., a company duly incorporated under the laws of the Province of British Columbia and having its head office at 1480 - 885. West Georgia Street, Vancouver, B.C.V6C 3E8

(hereinafter called the "Issuer");

AND:

EACH SHAREHOLDER, as defined in this Agreement

(hereinafter collectively called the "Parties").

WIIEREAS the Shareholder has acquired or is about to acquire shares of the Issuer;

AND WHEREAS the Escrow Agent has agreed to act as escrow agent in respect of the shares upon the acquisition of the shares by the Shareholder;

NOW THEREFORE in consideration of the covenants contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

1. INTERPRETATION

In this agreement:

(a) "Act" means the Securities Act, S.B,C. 1985, c. 83:

(b) "Exchange" means the Vancouver Stock Exchange;

(c) "IPO" means the initial public offering of common shares of the Issuer under a prospectus which has been filed with, and for which a receipt has been obtained from, the Superintendent under section 42 of the Act;

(d) "Local Policy Statement 3-07" means the Local Policy Statement 3-07 in effect as of the date of reference of this agreement and attached as Schedule "B" to this agreement;

(e) "Shareholder" means a holder of shares of the Issuer who executes this agreement or an Acknowledgement;

(f) "Shares" means the shares of the Shareholder described in Schedule "C" to this agreement, as amended from time to time in accordance with Section 9;

(g) "Superintendent" means the Superintendent of Brokers appointed under the Act; and

(h) "Superintendent or Exchange" means the Superintendent, if the shares of the Issuer are not listed on the Exchange. or the Exchange, if the shares of the Issuer are listed on the Exchange.

2. PLACEMENT OF SHARES IN ESCROW

The Shareholder places the Shares in escrow with the Escrow Agent and shall deliver the certificates representing the Shares to the Escrow Agent as soon as practicable.

3. VOTING OF SHARES IN ESCROW

Except as provided by section 4(a), the Shareholder may exercise all voting rights attached to the Shares.

4. WAIVER OF SHAREHOLDER'S Rl(GHTS

The Shareholder waives the rights attached to the Shares

(a) to vote the Shares on a resolution to cancel any of the Shares.

(b) to. receive dividends, and

(c) to participate in the assets and property of the Issuer on a winding up or dissolution of the Issuer.

5. ABSTENTION FROM VOTING AS A DIRECTOR

A Shareholder that is or becomes a director of the Issuer shall abstain from voting on a directors' resolution to cancel any of the Shares.

6. TRANSFER WlTHIN ESCROW

(1) The Shareholder shall not transfer any of the Shares except in accordance with Local Policy Statement 3-07 and with the consent of the Superintendent or the Exchange.

(2) The Escrow Agent shall not effect a transfer of the Shares within escrow unless the Escrow Agent has received

(a) a copy of an Acknowledgement executed by the person to whom the Shares are to be transferred, and

(b) a letter from the Superintendent or the Exchange consenting to the transfer.

(3) Upon the death or bankruptcy of' a Shareholder, the Escrow Agent shall hold the Shares subject to this agreement for the person that is legally entitled to become the registered owner of the Shares.

7. RELEASE FROM ESCROW

(1) The Shareholder irrevocably directs the Escrow Agent to retain the Shares until the Shares are released from escrow pursuant to subsection (2) or surrendered for cancellation pursuant to section 8.

(2) The Escrow Agent shall not release the Shares from escrow unless the Escrow Agent has received a letter from the Superintendent or the Exchange consenting to the release.

(3) The approval of the Superintendent or the Exchange to a release from escrow of any of the Shares shall terminate this agreement only in respect of the Shares so released.

8. SURRENDER FOR CANCELLATION

The Shareholder shall surrender the Shares for cancellation and the Escrow Agent shall deliver the certificates representing the Shares to the Issuer

(a) at the time of a major reorganization of the Issuer, if required as a condition of the consent to the reorganization by the Superintendent or the Exchange,

(b) where the Issuer's shares have been subject to a cease trade order issued under the Act for a period of 2 consecutive years.

(c) 10 years from the later of the date of issue of the Shares and the date of receipt for the Issuer's prospectus on its IPO, or

(d) where required by section 6(4).

9. AMENDMENT OF AGREEMENT

(1) Subject to subsection (2), this agreement may be amended only by a written agreement among the Parties and with the written consent of the Superintendent or the Exchange.

(2) Schedule "A" of this agreement shall be amended upon

(a) a transfer of Shares pursuant to section 6,

(b) a release of Shares from escrow pursuant to section 7, or

(c) a surrender of Shares for cancellation pursuant to section 8,

and the Escrow Agent shall note the amendment on the Schedule "A" in its possession.

10. INDEMNIFICATION OF ESCROW AGENT

The Issuer and the Shareholders, jointly and severally, release, indemnify and save harmless the Escrow Agent for .all costs, charges, claims, demands, claims, damages, losses and expenses resulting from the Escrow Agent's compliance in good faith with this agreement.

11. RESIGNATION OF ESCROW AGENT

(1) If the Escrow Agent wishes to resign as escrow agent in respect of the Shares, the Escrow Agent shall give notice to the Issuer.

(2) If the Issuer wishes the Escrow Agent to resign as escrow agent in respect of the Shares, the Issuer shall give notice to the Escrow Agent.

(3) A notice referred to in subsection (1) or (2) shall be in writing and delivered to

(a) the Issuer at 1480 - 885 W. Georgia Street, Vancouver, B.C.; or

(b) the Escrow Agent at 625 Howe Street, Vancouver, B.C.

and the notice shall be deemed to have been received on the date of delivery. The Issuer or the Escrow Agent may change its address for notice by giving notice to the other party in accordance with this subsection.

(4) A copy of a notice referred to in subsection (1) shall concurrently be delivered to the Superintendent or the Exchange.

(5) The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this agreement on the date that is 180 days after the date of receipt of the notice referred to in subsection (1) or (2) or on such other date as the Escrow Agent and the Issuer may agree upon (the. "resignation date").

(6) The Issuer shall, before the resignation date and with the written consent of the Superintendent or the Exchange, appoint another escrow agent and that appointment shall be binding on the Issuer and the Shareholders.

12. FURTHER ASSURANCES

The Parties shall execute and deliver any documents and perform any acts necessary to carry out the intent of this agreement.

13. TIME

Time is of the essence of this agreement.

14. GOVERING LAWS

This agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.

15. COUNTERPARTS

This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original agreement and all of which shall constitute one agreement

16. LANGUAGE

Wherever the singular or masculine are used throughout this agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

17. ENUREMENT

This agreement shall enure to the benefit of and be binding upon the parties hereto. their heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first above written.

THE COMMON SEAT. of RODERA DIAMOND CORP. was hereunto affixed in the presence of:

(C/S)

/s/ "Derek Huston"

Authorized Signatory

/s/ "Robert Paul"

Authorized Signatory

THE COMMON SEAL of PACIFIC CORPORATE TRUST was hereunto affixed in the presence of:

(C/S)

/s/ "Judy Belanger"

Authorized Signatory

/s/ "Marc Castonguay"

Authorized Signatory

SIGNED, SEALED and DELIVERED by ROBERT PAUL in the presence of:

/s/ "Lori Pavle"

Authorized Signatory

1480 885 W. Georgia

__________________

Occupation

Number of Shares

272,500

/s/ "Robert Paul"

ROBERT PAUL

SIGNED, SEALED and DELIVERED by DEREK HUSTON

/s/ "Lori Pavle"

Name

1480 885 W. Georgia

Address

Legal Assistant

Occupation

Number of Shares

272,500

/s/ "Derek Huston"

DEREK HUSTON

SCHEDULE A TO ESCROW AGREEMENT

A total of 545,000 Shares are hereby escrowed as follows:

Name of Shareholder:	No. of Shares
Robert Paul	272,500
Derek Huston	272,500